Exhibit 99

			Form 4 Joint Filer Information

Title of Security:	Common Stock

Issuer and Ticker Symbol:	Huron Consulting Group Inc. [HURN]

Designated Filer:	HCG Holdings LLC

Other Joint Filers:

Lake Partners LLC, Lake Capital Investment Partners LP,
Lake Capital Partners LP, Lake Capital Management LLC,
Terence M. Graunke, Paul G. Yovovich

Addresses:

The principal business office address for each of the joint filers is c/o Lake Capital Management LLC, 676 North Michigan Avenue, Suite 3900, Chicago, Illinois 60611

Signatures:		Lake Partners LLC

				By: /s/ Paul G. Yovovich
				Name: Paul G. Yovovich
				Title: Manager

			Lake Capital Investment Partners LP

				By: Lake Partners LLC
				Its:  General Partner

				By: /s/ Paul G. Yovovich
				Name: Paul G. Yovovich
				Title: Manager

			Lake Capital Partners LP

				By: Lake Capital Investment Partners LP
				Its: General Partner

				By:  Lake Partners LLC
				Its: General Partner

				By: /s/ Paul G. Yovovich
				Name: Paul G. Yovovich
				Title:  Manager

			Lake Capital Management LLC

				By: /s/ Paul G. Yovovich
				Name: Paul G. Yovovich
				Title:  Principal


			/s/ Terence M. Graunke
			Terence M. Graunke


			/s/ Paul G. Yovovich
			Paul G. Yovovich

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